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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 2, 2012 with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2011 of DTS, Inc., which are incorporated by reference inthis Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-181475). We consent to the incorporation by reference in this Registration Statement of the aforementioned reports, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

San Diego, California
June 15, 2012

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  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM